                                                           Exhibit (c) 99.


FOR IMMEDIATE RELEASE              FOR FURTHER INFORMATION:
                                   USX Corporation     Ashland Inc.
                                   William E. Keslar   Dan Lacy
                                   (412) 433-6870      (606) 329-3148

             USX-MARATHON GROUP AND ASHLAND INC. PURSUE NEW VENTURE

     PITTSBURGH, May 15, 1997 -- USX Corporation and Ashland Inc. today announced the signing of a letter of intent to pursue a combination of the major elements of USX- Marathon Group's and Ashland's refining, marketing and transportation operations. Under its terms, USX-Marathon will have a 62 percent ownership and Ashland will have a 38 percent ownership in a joint venture which is expected to be formed following regulatory reviews and execution of definitive agreements and approval by the boards of USX and Ashland.
     In making this announcement, USX Chairman Thomas J. Usher said, "The goal of this joint venture is to create a competitive enterprise which capitalizes on the strengths and complementary assets of both companies. Market conditions have dictated that new approaches be explored to improve performance and growth opportunities. Our collective focus will be to build upon the strengths of each company to further improve our competitiveness and return to our shareholders."
     Ashland Chairman and CEO Paul Chellgren added, "The petroleum refining and marketing industry in the United States is undergoing a rapid transformation based on the need to improve profitability, create new efficiencies and better serve customers and shareholders. The combination of Ashland's and Marathon's refining and marketing businesses will create a stronger, more efficient company with greater prospects for long-term job creation and better ability to provide enhanced shareholder and customer value."
     Marathon and Ashland have agreed that exploration, production and chemical businesses are not to be a part of the new venture. Other exclusions include Ashland's Valvoline division, along with equity investments in certain pipelines for both companies. Ashland's refinery-produced petrochemicals will become part of the joint venture.
     The joint venture's headquarters will be located in Findlay, Ohio and J. L. "Corky" Frank, currently Marathon's executive vice president, refining, marketing

                                    - more -
and transportation, will be named president of the yet unnamed entity.
Ashland's Duane Gilliam, currently Ashland Petroleum executive vice president, will be appointed as executive vice president for the joint venture. Current plans are to maintain the existing brand identification for each company. Marathon markets under the Marathon brand name and through its Emro Marketing Company brands: Speedway, Bonded, Cheker, Starvin' Marvin, United, Gastown, Wake Up and Kwik Sak. Ashland brands include: Ashland,
Super America and Rich Oil. Future decisions on brand identification or consolidation may be undertaken by the new company.
     Usher and Chellgren emphasized that prospective synergies will be defined over the next several months. It is expected that the joint venture will be able to achieve substantial benefits largely by pursuing operational efficiencies and integrating the strengths of their business processes, management systems and administrative support functions. These efficiencies are not premised on the closure of major operating facilities, however, future decisions in this regard will be governed by business conditions and the needs of the joint venture consistent with the achievement of its business plan. The principal aim of the joint venture is to develop the most efficient and competitive organization for the new company with consideration for the communities in which it operates. As the new company structure is formed, there will likely be workforce reductions and job reassignments, but the long term growth potential of this combined entity could provide future employment opportunities. Chellgren and Usher added, "Combining the strengths of our supply, distribution, and marketing systems and capitalizing on our mutual experience will serve our stockholders well in the long run."
     Marathon Oil Company is part of the USX-Marathon Group (NYSE:MRO), a unit of USX Corporation. Ashland Inc. (NYSE:ASH) is a large energy and chemical company engaged in petroleum refining and marketing; coal; highway construction; and oil and gas exploration and production.

                                      -o0o-

     This press release contains forward-looking statements concerning the future benefits which may be realized from a combination of the Marathon and Ashland refining, marketing and transportation operations. The realization of these benefits is dependent upon the execution of a definitive agreement, receipt of government approvals, the success with which the integration of the operations, management systems and business processes is accomplished and the business conditions prevailing in the markets to be served by the combined operations. In accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, USX has included in Form 10-Q for the period ended March 31, 1997, and Ashland Inc. has included in its annual report and Form 10-K for the fiscal year ended Sept. 30, 1996, meaningful cautionary statements identifying important factors, but not necessarily all factors, that could cause actual results to differ materially from those set forth in the forward-looking statements.





For more information on Marathon, see its website at www.marathon.com or www.usx.com.
For more information on Ashland, see its website at www.ashland.com.

1997-5-15

                      TOTAL ASSETS OF PROPOSED NEW COMPANY
                                   FACT SHEET


MARATHON FACTS           ASHLAND FACTS          FACTS ON PROPOSED
                                                NEW COMPANY

HEADQUARTERS             HEADQUARTERS           HEADQUARTERS

Marthon Oil Company      Ashland Petroleum      JOINT VENTURE
P. O. Box 3128           Company                (To be named)
Houston, TX  77253-3128  P. O. Box 391          Findlay, OH
(713)629-6600 Phone      Ashland, KY  41114
(713)871-0728 FAX        (606) 329-3333 Phone   MANAGEMENT:
                         (606) 329-4795 FAX     J. L. Corky Frank, President
                                                Duane Gilliam, Executive
                                                Vice President

Marathon Refineries (4)  Ashland Refineries (3) New Company Refineries (7)

Garyville, LA  Capacity:                        Garyville, LA  Capacity:
255,000 b/d                                     255,000 b/d

                         Catlettsburg, KY       Catlettsburg, KY  Capacity:
                         Capacity: 220,000 b/d  220, 000 b/d

Robinson, IL  Capacity:                         Robinson, IL  Capacity:
180,000 b/d                                     180,000 b/d

                         St. Paul, MN           St. Paul, MN Capacity:
                         Capacity:70,000 b/d    70,000 b/d

Texas City, TX  Capacity:                       Texas City, TX  Capacity:
70,000 b/d                                      70,000 b/d

                         Canton, OH             Canton, OH  Capacity:
                         Capacity:65,000 b/d    65,000 b/d

Detroit, MI  Capacity:                          Detroit, MI  Capacity:
70,000 b/d                                      70,000 b/d

Total Marathon Capacity: Total Ashland          Total Combined Capacity:
575,000 b/d              Capacity:355,000 b/d   930,000 b/d


Marathon Percent of U.S. Ashland Percent of     Percent of U.S.
Capacity:  3.7%          U.S.Capacity:  2.3%    Capacity:  6.0%

MARATHON FACTS           ASHLAND FACTS          FACTS ON PROPOSED NEW
                                                COMPANY

Terminals                Terminals              Terminals

51 light product and     34 light product and   85 light product and
asphalt terminals in     asphalt terminals      asphalt terminals. One light
Midwest and Southeast                           product facility in Niles, MI is
                                                jointly owned by both
                                                Marathon and Ashland.

Retail Marketing         Retail Marketing       Retail Marketing

Approximately 3,980      Approximately 1,420    Approximately 5,400 outlets
outlets in 17 states     outlets in 11 states   in 20 states including:
including:               including:

Alabama, Florida,        Illinois, Indiana,     Alabama, Florida, Georgia,
Georgia,Illinois,        Kentucky, Minnesota    Illinois, Indiana, Kentucky,
Indiana, Kentucky,       North Dakota, Ohio,    Louisiana, Michigan, Minnesota
Louisiana, Michigan,     Pennsylvania, South    Mississippi, North Carolina,
Mississippi, North       Dakota, Virginia,      North Dakota, Ohio,
Carolina, Ohio,          West Virginia,         Pennsylvania, South Carolina,
Pennsylvania, South      Wisconsin              South Dakota, Tennessee,
Carolina, Tennessee,                            Virginia, West Virginia,
Virginia, West Viginia,                         Wisconsin
Wisconson
Pipeline                 Pipeline               Pipeline

Owns, leases or has      Owns, leases or has    Most of Marathon's and
ownership interest in    ownership interest     Ashland's pipeline holdings
5,142 miles of pipeline  in 5,790 miles of      will go to the joint venture,
that will be included    pipeline in 13         with some relatively minor
in this joint venture.   states.  This          exclusions.  Marathon's 11.1%
This includes 1,052      includes 2,287         interest in Capline and
miles of crude oil       miles of crude oil     certain other equity pipeline
gathering lines, 1,761   gathering lines,       interest are not included.
miles of crude oil       2,987 miles of         Ashland's 21.6% interest in
trunk lines and          crude oil trunk        Capline, the large pipeline
2,329 miles of product   lines, 475 miles       that transports crude oil
line.                    of product lines       from St. James, LA to
                         and 41 miles of        Patoka, IL is included in
                         natural gas liquid     the joint venture.
                         lines.



19976-5-15